UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on April 29, 2013, CDW LLC, a wholly owned subsidiary of CDW Corporation (“CDW”), entered into the Term Loan Agreement by and among CDW LLC, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto (as amended from time to time, the “Term Loan Agreement”). Under the terms of the Term Loan Agreement, CDW LLC is permitted to obtain commitments to add additional incremental term loan facilities in an aggregate amount not to exceed $500.0 million plus the maximum amount that could be incurred such that the senior secured net leverage ratio (as defined in the Term Loan Agreement) does not exceed 3.25 to 1.00 (the “Accordion”).

Effective as of July 31, 2013, CDW LLC partially exercised the Accordion to increase the aggregate commitments under its Term Loan Agreement by an additional $190.0 million. After giving effect to the partial exercise of the Accordion, the outstanding principal amount of borrowings under the Term Loan Agreement is $1,536.6 million. As previously disclosed, the proceeds from the partial exercise of the Accordion were used, along with net proceeds from CDW’s recently completed initial public offering of common stock, to redeem a portion of existing senior subordinated exchange notes due 2017 and to pay certain related fees and expenses.

Additionally, CDW LLC, the incremental lenders and Barclays Bank PLC, as administrative agent, entered into an amendment to the Term Loan Agreement effective as of July 31, 2013 in order to establish the new incremental term loan facility as required by Section 2.22 of the Term Loan Agreement (the “Incremental Amendment”). All other material terms of the Term Loan Agreement remain unchanged. This description of the Incremental Amendment does not purport to be complete and is subject to and qualified by reference to the Incremental Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the partial exercise of the Accordion and the related Incremental Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Amendment, dated as of July 31, 2013, by and among CDW LLC, the lenders party thereto and Barclays Bank PLC, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: August 1, 2013	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Amendment, dated as of July 31, 2013, by and among CDW LLC, the lenders party thereto and Barclays Bank PLC, as administrative agent.